Exhibit 99.1

Focus Financial Partners Reports First Quarter 2020 Results

Strong Financial Performance Despite Volatile Operating Environment

New York, New York – May 7, 2020 – Focus Financial Partners Inc. (Nasdaq: FOCS) (“Focus Inc.”, “Focus”, the “Company”, “we”, “us” or “our”), a leading partnership of independent, fiduciary wealth management firms, today reported results for its first quarter ended March 31, 2020.

First Quarter 2020 Highlights

•	Total revenues of $337.1 million, 29.7% growth year over year

•	Organic revenue growth(1) rate of 21.2% year over year

•	GAAP net income of $34.0 million

•	GAAP basic and diluted net income per share of $0.43

•	Adjusted Net Income(2) of $54.5 million, 52.5% growth year over year

•	Adjusted Net Income Per Share(2) of $0.74, 57.4% growth year over year

•	Net Leverage Ratio(3) of 4.0x

•	Repriced First Lien Term Loan (“Term Loan”), reducing interest rate by 0.50% to LIBOR + 2.0%

•	In March 2020, reduced variable interest rate exposure by swapping $400 million of borrowings under Term Loan from floating rate to an effective fixed rate of 2.71%

•	In April 2020, swapped an additional $450 million under Term Loan from floating rate to an effective fixed rate of approximately 2.53%

•	Re-affirmed Net Leverage Ratio(3) target range of 3.5x – 4.5x

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.

(3)	Please see footnote 6 under “How We Evaluate Our Business” later in this press release.

“Our 2020 first quarter results were strong despite the challenging market backdrop, reflecting excellent performance by our partner firms,” said Rudy Adolf, Founder, CEO and Chairman. “These are the times when prudent fiduciary advice is of utmost importance and we are confident that our partners are well-equipped to face the challenges posed by the COVID-19 disruption. Our team has responded by supporting them in every aspect of their businesses and helping them maximize the value they deliver to their clients, which is at the core of what we do. I am very proud of how the Focus family has rallied in these circumstances, demonstrating incredible commitment and resolve. We believe our business will only be strengthened by the way we and our partners are navigating this crisis, which will drive outperformance in the long-term.”

“Our financial performance in the first quarter was strong,” said Jim Shanahan, Chief Financial Officer. “We grew our revenues by 29.7% and our Adjusted Net Income Per Share by 57.4% year over year. Our net leverage ratio was 4.0x at quarter end and we are reaffirming our targeted range of 3.5x to 4.5x. We further optimized our cost of borrowing by swapping approximately 75% of our Term Loan from floating to fixed rate, locking in attractive interest rates at the equivalent of investment grade pricing for the remaining approximate 4-year duration. Our business was designed to be resilient during periods of market stress and is performing as we expected. In the near-term, our primary focus will be to continue helping our partners weather the storm, but we are also actively planning for the post crisis environment, which we believe will offer unprecedented growth opportunities.”

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Outlook

In the 2020 second quarter, we anticipate that our results will be impacted by the effect of the 2020 first quarter equity market decline on our market-correlated revenues, of which approximately 70% are billed in advance, and by a modest decline in our non-market correlated revenues due to the effect of COVID-19. Additionally, we anticipate that our M&A activity will be muted in the 2020 second quarter, and most likely in the 2020 third quarter, resulting from the pandemic-related slowdown in M&A activity. We currently believe that the transactions in our pipeline will ultimately sign and close as the rationale for the transactions has not changed.

We anticipate that we will likely not accomplish our 20% growth rate targets for revenues and Adjusted Net Income Per Share for 2020 if market conditions stay at current levels or decline further. However, we remain confident that these continue to be the right long-term growth targets for our business. We believe the resiliency of our business model, financial resources and long-standing track record of success position us for continued success post-crisis.

First Quarter 2020 Financial Highlights

Total revenues were $337.1 million, 29.7%, or $77.1 million higher than the 2019 first quarter. Approximately $57.5 million of this increase was attributable to organic revenue growth, inclusive of mergers, from our existing partner firms. The remaining $19.6 million of the increase were revenues from new partner firms acquired over the twelve months ended March 31, 2020.

This quarter, we completed the acquisition of Nexus Investment Management, a Canadian wealth management firm, and completed several landmark transactions last year, including Williams Jones and Escala Partners, which drove substantial year-over-year growth in our revenues and profitability.

An estimated 73.3%, or $247.0 million, of total revenues in the quarter were correlated to the financial markets. Of this amount, 70.0%, or $172.8 million, were generated from advance billings primarily based on financial market levels in the 2019 fourth quarter. The remaining 26.7%, or $90.1 million, were not correlated to the markets. These revenues typically consist of family office type services, tax advice and fixed fees for investment advice, primarily for high and ultra-high net worth clients. In excess of 95% of total revenues were fee-based and recurring.

Our year-over-year organic revenue growth rate(1) was 21.2%, 13.5 percentage points higher than the 7.7% rate in the prior year quarter. This increase reflects strong organic growth by our partner firms over the last twelve months.

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Adjusted EBITDA(2) was $78.0 million, 43.1%, or $23.5 million, higher than the prior year period, and our Adjusted EBITDA margin(3) was 23.1%, consistent with our outlook of 23.0% for the quarter.

GAAP net income was $34.0 million compared to a GAAP net loss of $2.8 million in the prior year quarter. Adjusted Net Income(2) was $54.5 million, an increase of 52.5%, or $18.7 million over the prior year quarter. Adjusted Net Income Per Share(2) was $0.74 per share, $0.27, or 57.4%, higher year-over-year, reflecting our strong organic growth and acquisition momentum in the last twelve months.

(1)	Please see footnote 2 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.

(3)	Calculated as Adjusted EBITDA divided by Revenues.

Balance Sheet and Liquidity

As of March 31, 2020, cash and cash equivalents were $233.0 million and debt outstanding under the Company’s credit facilities was approximately $1.53 billion. In mid-March, we borrowed $200 million under our First Lien Revolver (“Revolver”) to enhance our liquidity position in light of the stress in the global financial markets and ongoing pandemic-related uncertainties. We anticipate either paying this amount back once the crisis eases and markets normalize, or using it to fund future M&A transactions. These additional borrowings had no impact on our Net Leverage Ratio.

Of our total debt outstanding as of March 31, 2020, approximately $1.14 billion were borrowings under our Term Loan and $390.0 million were borrowings under our Revolver. Our Net Leverage Ratio(1) at March 31, 2020 was 4.0x, within our target range of 3.5x to 4.5x. We are reaffirming this range and continue to believe that it is appropriate for our business.

Our net cash provided by operating activities for the trailing four quarters ended March 31, 2020 increased 67% to $182.2 million from $109.1 million for the comparable period ended March 31, 2019. Our Cash Flow Available for Capital Allocation(2) for the trailing four quarters ended March 31, 2020 increased 24.6% to $144.8 million from $116.2 million for the comparable period ended March 31, 2019. These increases reflect the earnings growth of existing partner firms and the addition of new partner firms during the trailing four quarter period. In the 2020 first quarter, we paid $30.2 million of earn-out obligations and $2.9 million of required amortization under our Term Loan.

On January 27, 2020, we repriced the interest rate applicable to our Term Loan. In an oversubscribed transaction, we reduced the interest rate from LIBOR +2.50% to LIBOR +2.00%. There were no changes to any of the terms of the Revolver as a result of this repricing, and we did not increase the size of the Term Loan.

We also took advantage of historically low interest rates during the quarter to reduce the variable interest rate exposure on our outstanding borrowings. In March, we entered into a floating to fixed interest rate swap agreement (the “Swap”). The Swap effectively fixed the variable interest rate applicable to $400 million of our Term Loan to 2.71% (inclusive of the 2.00% LIBOR spread) over the next 4 years.

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In April 2020, we entered into two additional swaps that effectively fixed the variable interest rate applicable to an additional $450 million of the total borrowings under our Term Loan to approximately 2.53% (inclusive of the 2.00% LIBOR spread) over the next 4 years.

As of May 7, 2020, approximately $850 million, or 75%, of our Term Loan has been swapped from a floating rate to a weighted average fixed rate of 2.62%. The residual amount of approximately $286.3 million under the Term Loan, as well as all Revolver borrowings, remain at floating rates. There are no changes to the existing terms of our Term Loan or Revolver as a result of these transactions.

(1)	Please see footnote 6 under “How We Evaluate Our Business” later in this press release.

(2)	Non-GAAP financial measure. See ‘‘Reconciliation of Non-GAAP Financial Measures—Cash Flow Available for Capital Allocation” later in this press release.

Teleconference, Webcast and Presentation Information

Founder, CEO and Chairman, Rudy Adolf, and Chief Financial Officer, Jim Shanahan, will host a conference call today, May 7, 2020 at 8:30 a.m. Eastern Time to discuss the Company’s 2020 first quarter results and outlook. The call can be accessed by dialing +1-877-407-0989 (inside the U.S.) or +1-201-389-0921 (outside the U.S.) and entering the passcode 13702571.

A live, listen-only webcast, together with a slide presentation titled “2020 First Quarter Earnings Release Supplement” dated May 7, 2020 and a video titled “Visits with Visionaries - Surviving and Thriving During COVID-19” dated May 7, 2020, will be available under “Events” in the “Investor Relations” section of the Company’s website, www.focusfinancialpartners.com. A webcast replay of the call will be available shortly after the event at the same address.

About Focus Financial Partners Inc.

Focus Financial Partners is a leading partnership of independent, fiduciary wealth management firms. Focus provides access to best practices, resources, and continuity planning for its partner firms who serve individuals, families, employers and institutions with comprehensive wealth management services. Focus partner firms maintain their operational independence, while they benefit from the synergies, scale, economics and best practices offered by Focus to achieve their business objectives.

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Cautionary Note Concerning Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, including the impact and duration of the outbreak of the novel coronavirus, which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s annual report on Form 10-K for the year ended December 31, 2019 filed and our other filings with the Securities and Exchange Commission.

Investor and Media Contact

Tina Madon

Head of Investor Relations & Corporate Communications

Tel: (917) 231-4684

tmadon@focuspartners.com

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How We Evaluate Our Business

We focus on several key financial metrics in evaluating the success of our business, the success of our partner firms and our resulting financial position and operating performance. Key metrics for the three months ended March 31, 2019 and 2020 include the following (dollars in thousands, except per share amounts):

Three Months Ended
March 31,
2019	2020

Revenue Metrics:
Revenues	$259,924	$337,054
Revenue growth (1) from prior period	32.5%	29.7%
Organic revenue growth (2) from prior period	7.7%	21.2%

Management Fees Metrics (operating expense):
Management fees	$57,006	$83,693
Management fees growth (3) from prior period	23.1%	46.8%
Organic management fees growth (4) from prior period	1.8%	33.7%

Adjusted EBITDA Metrics:
Adjusted EBITDA (5)	$54,514	$78,020
Adjusted EBITDA growth (5) from prior period	23.3%	43.1%

Adjusted Net Income Metrics:
Adjusted Net Income (5)	$35,714	$54,450
Adjusted Net Income growth (5) from prior period	40.3%	52.5%

Adjusted Net Income Per Share Metrics:
Adjusted Net Income Per Share (5)	$0.47	$0.74
Adjusted Net Income Per Share growth (5) from prior period	34.3%	57.4%
Adjusted Shares Outstanding (5)	76,793,979	73,132,756

Other Metrics:
Net Leverage Ratio (6) at period end	3.88	x	4.00	x
Acquired Base Earnings (7)	$11,913	$3,190
Number of partner firms at period end (8)	60	64

(1)	Represents period-over-period growth in our GAAP revenue.

(2)	Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full-period revenue growth of partner firms on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

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(3)	The terms of our management agreements entitle the management companies to management fees typically consisting of all Earnings Before Partner Compensation (“EBPC”) in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Management fees growth represents the period-over-period growth in GAAP management fees earned by management companies. While an expense, we believe that growth in management fees reflect the strength of the partnership.

(4)	Organic management fees growth represents the period-over-period growth in management fees earned by management companies related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe that these growth statistics are useful in that they present full-period growth of management fees on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(5)	For additional information regarding Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Shares Outstanding, including a reconciliation of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Shares Outstanding to the most directly comparable GAAP financial measure, please read “Reconciliation of Non-GAAP Financial Measures—Adjusted EBITDA” and “Reconciliation of Non-GAAP Financial Measures —Adjusted Net Income and Adjusted Net Income Per Share.”

(6)	Net Leverage Ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus Financial Partners, LLC (“Focus LLC”) (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).

(7)	The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. For example, from time to time when a partner firm consummates an acquisition, the management agreement among the partner firm, the management company and the principals is amended to adjust Base Earnings and Target Earnings to reflect the projected post-acquisition earnings of the partner firm.

(8)	Represents the number of partner firms on the last day of the period presented. The number includes new partner firms acquired during the period reduced by any partner firms that merged with existing partner firms prior to the last day of the period.

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Unaudited Condensed Consolidated Financial Statements

FOCUS FINANCIAL PARTNERS INC.

Unaudited condensed consolidated statements of operations

(in thousands, except share and per share amounts)

	For the three months ended
	March 31,
	2019	2020
REVENUES:
Wealth management fees	$243,084	$318,603
Other	16,840	18,451
Total revenues	259,924	337,054
OPERATING EXPENSES:
Compensation and related expenses	101,448	117,844
Management fees	57,006	83,693
Selling, general and administrative	52,257	62,595
Management contract buyout	1,428	—
Intangible amortization	28,741	35,723
Non-cash changes in fair value of estimated contingent consideration	7,414	(31,373)
Depreciation and other amortization	2,313	2,982
Total operating expenses	250,607	271,464
INCOME FROM OPERATIONS	9,317	65,590
OTHER INCOME (EXPENSE):
Interest income	197	285
Interest expense	(12,859)	(13,586)
Amortization of debt financing costs	(782)	(782)
Loss on extinguishment of borrowings	—	(6,094)
Other (expense) income—net	(236)	612
Income from equity method investments	314	64
Total other expense—net	(13,366)	(19,501)
INCOME (LOSS) BEFORE INCOME TAX	(4,049)	46,089
INCOME TAX EXPENSE (BENEFIT)	(1,221)	12,070
NET INCOME (LOSS)	(2,828)	34,019
Non-controlling interest	(114)	(13,623)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,942)	$20,396
Income (loss) per share of Class A common stock:
Basic	$(0.06)	$0.43
Diluted	$(0.06)	$0.43
Weighted average shares of Class A common stock outstanding:
Basic	46,211,599	47,436,555
Diluted	46,211,599	47,441,172

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FOCUS FINANCIAL PARTNERS INC.

Unaudited condensed consolidated balance sheets

(in thousands, except share and per share amounts)

	December 31,	March 31,
	2019	2020
ASSETS
Cash and cash equivalents	$65,178	$233,039
Accounts receivable less allowances of $684 at 2019 and $904 at 2020	129,337	139,502
Prepaid expenses and other assets	58,581	60,256
Fixed assets—net	41,634	41,838
Operating lease assets	180,114	181,904
Debt financing costs—net	9,645	8,971
Deferred tax assets—net	75,453	72,617
Goodwill	1,090,231	1,111,780
Other intangible assets—net	1,003,456	998,870
TOTAL ASSETS	$2,653,629	$2,848,777
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable	$8,077	$9,655
Accrued expenses	41,442	39,419
Due to affiliates	58,600	16,366
Deferred revenue	7,839	10,449
Other liabilities	215,878	170,773
Operating lease liabilities	196,425	199,307
Borrowings under credit facilities (stated value of $1,279,188 and $1,526,296 at December 31, 2019 and March 31, 2020, respectively)	1,272,999	1,525,687
Tax receivable agreements obligations	48,399	50,075
TOTAL LIABILITIES	1,849,659	2,021,731
EQUITY
Class A common stock, par value $0.01, 500,000,000 shares authorized; 47,421,315 and 47,807,029 shares issued and outstanding at December 31, 2019 and March 31, 2020, respectively	474	478
Class B common stock, par value $0.01, 500,000,000 shares authorized; 22,075,749 and 21,759,379 shares issued and outstanding at December 31, 2019 and March 31, 2020, respectively	221	218
Additional paid-in capital	498,186	520,281
Retained earnings (deficit)	(13,462)	6,934
Accumulated other comprehensive loss	(1,299)	(8,746)
Total shareholders' equity	484,120	519,165
Non-controlling interest	319,850	307,881
Total equity	803,970	827,046
TOTAL LIABILITIES AND EQUITY	$2,653,629	$2,848,777

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FOCUS FINANCIAL PARTNERS INC.

Unaudited condensed consolidated statements of cash flows

(in thousands)

	For the three months ended
	March 31,
	2019	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,828)	$34,019
Adjustments to reconcile net income (loss) to net cash provided by operating activities—net of effect of acquisitions:
Intangible amortization	28,741	35,723
Depreciation and other amortization	2,313	2,982
Amortization of debt financing costs	782	782
Non-cash equity compensation expense	3,921	5,034
Non-cash changes in fair value of estimated contingent consideration	7,414	(31,373)
Income from equity method investments	(314)	(64)
Distributions received from equity method investments	263	25
Deferred taxes and other non-cash items	(575)	4,104
Loss on extinguishment of borrowings	—	6,094
Changes in cash resulting from changes in operating assets and liabilities:
Accounts receivable	(20,690)	(9,047)
Prepaid expenses and other assets	(5,788)	(1,705)
Accounts payable	4,662	1,281
Accrued expenses	3,741	(1,612)
Due to affiliates	1,723	(41,785)
Other liabilities	(7,537)	(2,815)
Deferred revenue	85	1,739
Net cash provided by operating activities	15,913	3,382
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions and contingent consideration—net of cash acquired	(203,394)	(52,188)
Purchase of fixed assets	(1,875)	(3,188)
Net cash used in investing activities	(205,269)	(55,376)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	295,000	285,000
Repayments of borrowings under credit facilities	(47,007)	(37,892)
Contingent consideration paid	(7,649)	(21,428)
Payments of debt financing costs	—	(634)
Proceeds from exercise of stock options	214	77
Payments on finance lease obligations	(57)	(34)
Distributions for unitholders	(596)	(4,567)
Net cash provided by financing activities	239,905	220,522
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	17	(667)
CHANGE IN CASH AND CASH EQUIVALENTS	50,566	167,861
CASH AND CASH EQUIVALENTS:
Beginning of period	33,213	65,178
End of period	$83,779	$233,039

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Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is defined as net income (loss) excluding interest income, interest expense, income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, depreciation and other amortization, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, loss on extinguishment of borrowings, other expense/income, net, management contract buyout and other one-time transaction expenses, if any. We believe that Adjusted EBITDA, viewed in addition to and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;

•	contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and

•	amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

We use Adjusted EBITDA:

•	as a measure of operating performance;

•	for planning purposes, including the preparation of budgets and forecasts;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the effectiveness of our business strategies.

Adjusted EBITDA does not purport to be an alternative to net income (loss) or cash flows from operating activities. The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and

•	Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments.

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In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and using Adjusted EBITDA as supplemental information.

Set forth below is a reconciliation of net income (loss) to Adjusted EBITDA for the three months ended March 31, 2019 and 2020 (dollars in thousands):

	Three Months Ended
	March 31,
	2019	2020

Net income (loss)	$(2,828)	$34,019
Interest income	(197)	(285)
Interest expense	12,859	13,586
Income tax expense (benefit)	(1,221)	12,070
Amortization of debt financing costs	782	782
Intangible amortization	28,741	35,723
Depreciation and other amortization	2,313	2,982
Non-cash equity compensation expense	3,921	5,034
Non-cash changes in fair value of estimated contingent consideration	7,414	(31,373)
Loss on extinguishment of borrowings	—	6,094
Other expense (income), net	236	(612)
Management contract buyout	1,428	—
Other one-time transaction expenses	1,066	—
Adjusted EBITDA	$54,514	$78,020

Adjusted Net Income and Adjusted Net Income Per Share

We analyze our performance using Adjusted Net Income and Adjusted Net Income Per Share. Adjusted Net Income and Adjusted Net Income Per Share are non-GAAP measures. We define Adjusted Net Income as net income (loss) excluding income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, loss on extinguishment of borrowings, management contract buyout, if any, and other one-time transaction expenses. The calculation of Adjusted Net Income also includes adjustments to reflect (i) a pro forma 27% income tax rate assuming all earnings of Focus LLC were recognized by Focus Inc. and no earnings were attributable to non-controlling interests and (ii) tax adjustments from intangible asset related income tax benefits from acquisitions based on a pro forma 27% tax rate.

Adjusted Net Income Per Share is calculated by dividing Adjusted Net Income by the Adjusted Shares Outstanding. Adjusted Shares Outstanding includes: (i) the weighted average shares of Class A common stock outstanding during the periods, (ii) the weighted average incremental shares of Class A common stock related to stock options and unvested Class A common stock and restricted stock units, if any, outstanding during the periods, (iii) the weighted average number of Focus LLC common units outstanding during the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock) and (iv) the weighted average number of common unit equivalents of Focus LLC vested and unvested incentive units outstanding during the periods based on the closing price of our Class A common stock on the last trading day of the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock).

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We believe that Adjusted Net Income and Adjusted Net Income Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•	non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;

•	contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and

•	amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

Adjusted Net Income and Adjusted Net Income Per Share do not purport to be an alternative to net income (loss) or cash flows from operating activities. The terms Adjusted Net Income and Adjusted Net Income Per Share are not defined under GAAP, and Adjusted Net Income and Adjusted Net Income Per Share are not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted Net Income and Adjusted Net Income Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted Net Income and Adjusted Net Income Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•	Adjusted Net Income and Adjusted Net Income Per Share do not reflect changes in, or cash requirements for, working capital needs; and

•	other companies in the financial services industry may calculate Adjusted Net Income and Adjusted Net Income Per Share differently than we do, limiting its usefulness as a comparative measure.

In addition, Adjusted Net Income and Adjusted Net Income Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income and Adjusted Net Income Per Share as supplemental information.

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Set forth below is a reconciliation of net income (loss) to Adjusted Net Income and Adjusted Net Income Per Share for the three months ended March 31, 2019 and 2020 (dollars in thousands, except per share amounts):

	Three Months Ended March 31,
	2019	2020

Net income (loss)	$(2,828)	$34,019
Income tax expense (benefit)	(1,221)	12,070
Amortization of debt financing costs	782	782
Intangible amortization	28,741	35,723
Non-cash equity compensation expense	3,921	5,034
Non-cash changes in fair value of estimated contingent consideration	7,414	(31,373)
Loss on extinguishment of borrowings	—	6,094
Management contract buyout	1,428	—
Other one-time transaction expenses(1)	1,066	—
Subtotal	39,303	62,349
Pro forma income tax expense (27%)(2)	(10,612)	(16,834)
Tax Adjustments(2)	7,023	8,935
Adjusted Net Income	$35,714	$54,450
Adjusted Shares Outstanding	76,793,979	73,132,756
Adjusted Net Income Per Share	$0.47	$0.74
Calculation of Adjusted Shares Outstanding:
Weighted average shares of Class A common stock outstanding—basic(3)	46,211,599	47,436,555
Adjustments:
Weighted average incremental shares of Class A common stock related to stock options and unvested Class A common stock and restricted stock units(4)	7,855	4,617
Weighted average Focus LLC common units outstanding(5)	22,783,692	22,020,124
Weighted average common unit equivalent of Focus LLC incentive units outstanding(6)	7,790,833	3,671,460
Adjusted Shares Outstanding	76,793,979	73,132,756

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(1)	During the three months ended March 31, 2019, relates to one-time expenses related to (a) Loring Ward severance cash compensation of $280, which was recorded in compensation and related expenses and (b) transaction expenses of $786, which were recorded in selling, general and administrative expenses, associated with the acquisition of Loring Ward.

(2)	As of March 31, 2020, estimated tax adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% tax rate for the next 12 months is $35,987.

(3)	Represents our GAAP weighted average Class A common stock outstanding–basic.

(4)	The incremental shares for the three months ended March 31, 2019 related to stock options and unvested Class A common stock and restricted stock units as calculated using the treasury stock method were not included in the calculation of the GAAP weighted average shares of Class A common stock—diluted as the result would have been anti-dilutive.

(5)	Assumes that 100% of the Focus LLC common units were exchanged for Class A common stock.

(6)	Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock.

Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP liquidity measures on a trailing 4-quarter basis to analyze cash flows generated from our operations. We consider Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation to be liquidity measures that provide useful information to investors about the amount of cash generated by the business and are two factors in evaluating the amount of cash available to pay contingent consideration, make strategic acquisitions and repay outstanding borrowings. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation do not represent our residual cash flow available for discretionary expenditures as they do not deduct our mandatory debt service requirements and other non-discretionary expenditures. We define Adjusted Free Cash Flow as net cash provided by operating activities, less purchase of fixed assets, distributions for unitholders and payments under tax receivable agreements (if any). We define Cash Flow Available for Capital Allocation as Adjusted Free Cash Flow plus the portion of contingent consideration paid which is classified as operating cash flows under GAAP. The balance of such contingent consideration is classified as investing and financing cash flows under GAAP; therefore, we add back the amount included in operating cash flows so that the full amount of contingent consideration payments is treated consistently. Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation are not defined under GAAP and should not be considered as alternatives to net cash from operating, investing or financing activities. In addition, Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation can differ significantly from company to company.

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Set forth below is a reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation for the trailing 4-quarters ended March 31, 2019 and 2020:

	Trailing 4-Quarters Ended
	March 31,
	2019	2020
	(in thousands)
Net cash provided by operating activities	$109,107	$182,243
Purchase of fixed assets	(8,669)	(26,785)
Distributions for unitholders	(3,202)	(24,612)
Payments under tax receivable agreements	—	—
Adjusted Free Cash Flow	$97,236	$130,846
Portion of contingent consideration paid included in operating activities (1)	18,964	13,996
Cash Flow Available for Capital Allocation (2)	$116,200	$144,842

(1)	A portion of contingent consideration paid is classified as operating cash outflows in accordance with GAAP, with the balance reflected in investing and financing cash outflows. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended March 31, 2019 was $1.6 million, $4.6 million, $3.6 million and $9.2 million, respectively, totaling $19.0 million for the trailing 4-quarters ended March 31, 2019. Contingent consideration paid classified as operating cash outflows for each of the trailing 4-quarters ended March 31, 2020 was $4.0 million, $0.8 million, $0.8 million and $8.4 million, respectively, totaling $14.0 million for the trailing 4-quarters ended March 31, 2020.

(2)	Cash Flow Available for Capital Allocation excludes all contingent consideration that was included in either operating, investing or financing activities of our consolidated statements of cash flows.

Supplemental Information

Economic Ownership

The following table provides supplemental information regarding the economic ownership of Focus Financial Partners, LLC as of March 31, 2020:

	March 31, 2020
	Interest	%
Economic Ownership of Focus Financial Partners, LLC Interests:
Focus Financial Partners Inc. (1)	47,807,029	65.3%
Non-Controlling Interests (2)	25,383,039	34.7%
Total	73,190,068	100.0%

(1)	Includes 53,293 unvested common units.

(2)	Includes 3,623,660 Focus LLC common units issuable upon conversion of the outstanding 19,369,928 vested and unvested incentive units (assuming vesting of the unvested incentive units and a March 31, 2020 period end value of the Focus LLC common units equal to $23.01).

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Class A and Class B Common Stock Outstanding

The following table provides supplemental information regarding the Company’s Class A and Class B common stock:

	Q1 2020 Weighted Average Outstanding	Number of Shares Outstanding at March 31, 2020	Number of Shares Outstanding at May 4, 2020
Class A	47,436,555	47,807,029	47,806,195
Class B	22,020,124	21,759,379	21,759,379

Incentive Units

The following table provides supplemental information regarding the outstanding Focus LLC vested and unvested Incentive Units (“IUs”) at March 31, 2020. The vested IUs in future periods can be exchanged into shares of Class A common stock (after conversion into a number of Focus LLC common units that takes into account the then-current value of common units and such IUs aggregate hurdle amount), and therefore, the Company calculates the Class A common stock equivalent of such IUs for purposes of calculating Adjusted Net Income Per Share. The period-end share price of the Company’s Class A common stock is used to calculate the intrinsic value of the outstanding Focus LLC IUs in order to calculate a Focus LLC common unit equivalent of the Focus LLC IUs.

Focus Financial Partners, LLC Incentive Units by Hurdle at March 31, 2020

Hurdle Rates	Number Outstanding
$1.42	175,421
$5.50	97,798
$6.00	56,702
$7.00	482,545
$9.00	1,984,779
$11.00	1,090,941
$12.00	520,000
$13.00	831,416
$14.00	30,205
$16.00	168,552
$17.00	44,009
$19.00	865,633
$21.00	3,893,000
$22.00	1,202,369
$23.00	524,828
$26.26	25,000
$27.00	29,484
$27.90	2,051,131
$28.50	1,596,115
$33.00	3,670,000
$36.64	30,000
19,369,928

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